                                                                   Exhibit 10(b)


                                                             HIGHLY CONFIDENTIAL
                                                             -------------------



                              EMPLOYMENT AGREEMENT
                              --------------------

                                    BETWEEN
                                    -------

                        PHYSICIANS HEALTH SERVICES, INC.
                        --------------------------------

                                      AND
                                      ---

                                 ROBERT L. NATT
                                 --------------

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                           ------------------------

     AGREEMENT, made as of the __th day of October, 1996, by and between Physicians Health Services, Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as "PHS"), and Robert L. Natt an individual residing at 51 Tuckahoe Road, Easton, CT 06612 (hereinafter referred to as "Employee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, PHS and Employee are parties to an Employment Agreement dated as of December 19, 1995 pursuant to which Employee was employed as the Company's Executive Vice President and Chief Operating Officer; and

     WHEREAS, PHS now desires that Employee serve in the capacity of President and Co-Chief Executive Officer of the Company; and Employee desires to accept such employment on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and other good and valuable considerations hereinafter set forth, the parties hereto agree as follows:

1.   EMPLOYMENT AND DUTIES.
     ---------------------

     (a) PHS hereby employs Employee as its President and Co-Chief Executive Officer on the terms and conditions set forth in this Agreement, to perform such services and to discharge such duties as may be assigned to him from time to time by the President of PHS.

     (b) Employee accepts such employment as above stated and for the compensation hereinafter provided, and agrees that during the term of this Agreement, he will serve PHS faithfully to the best of his ability and, under the direction of the Board of Directors of PHS and shall devote his full business time, energy and skills to his duties hereunder.

     (c) Without limiting the generality or scope of the services and duties which may be assigned to him, Employee's duties shall include the duties outlined in Employee's job description, as on file with PHS.

     (d) Employee agrees to do such traveling and to attend such educational and associational conferences and seminars as may be from time to time directed or approved. Reasonable travel, lodging, registration and/or attendance fees incurred and required in connection with such travel, conferences and seminars shall be either paid by PHS or reimbursed by PHS to Employee.

2.   COMPENSATION
     ------------

     (a) SALARY
         ------
         (i) For all services rendered by Employee under this Agreement, PHS shall, for the period commencing upon November 1, 1995, pay to Employee the annual sum of $260,000 Dollars, payable in bi-weekly installments in accordance with PHS's standard payroll policies. Retroactive adjustments shall be payable in a lump sum payment promptly upon processing a salary adjustment.

        (ii) For the remainder of the term of this Agreement, PHS shall set Employee's salary at an annual sum which shall not be less than the base salary in effect for the first year of the Agreement, adjusted by the percentage increase or decrease, if any, during
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             that period of the Federal Bureau of Labor Statistics CPI-U All
             Cities Index. Nothing in this Agreement shall preclude PHS from increasing Employee's compensation by an amount greater than any percentage increase in this Paragraph 2(a)(ii).

     (b) ADDITIONAL COMPENSATION
         -----------------------
         (i) In advance of the commencement of each twelve (12) month calendar period during the term of this Agreement, PHS and the Employee shall establish annual performance objectives with respect to Employee's duties and obligations hereunder. These objectives shall form the basis of an incentive compensation program which will permit Employee to earn up to an additional 60 percent of his base compensation as additional compensation in addition to his regular annual compensation hereunder, as approved by the Compensation Committee of the Board of Directors.

        (ii) PHS's Board of Directors or its Compensation Committee, may also, from time to time and in its discretion, direct PHS to pay or provide additional compensation to Employee beyond the compensation specified above in Paragraph 2(a)(i) and 2(b)(i), in such amounts and in such form as the Board shall deem fit.

     (c) FRINGE BENEFITS
         ---------------
          (i) Employee shall be entitled to the amount of annual vacation in accordance with the policies then in effect at PHS.

         (ii) Employee shall be entitled to participate in any qualified pension plan, qualified profit-sharing plan, medical or dental reimbursement plan, group term life insurance plan, or any other employee or fringe benefit plan that is currently in effect at PHS or that may be established in the future by PHS. Employee's right to participate in such plans shall be subject to the respective terms of the particular plans involved.

        (iii) Employee shall be entitled to compensation provided hereunder during the periods of actual illness or other incapacity which exceed his accrued sick leave up to a total of 90 days.

         (iv) Subject to such reasonable guidelines as may be adopted and approved by the Board of Directors, PHS shall pay any necessary business expenses incurred by Employee in direct furtherance of the business and affairs of PHS.

         (v) Employee shall be entitled to the use of a company owned or leased automobile commensurate with other PHS employees at his grade level. PHS shall reimburse Employee for reasonable maintenance, operating and insurance expenses incurred with respect to use of such automobile in connection with PHS's business affairs.

         (vi) Employee shall be entitled to a group term life insurance policy, purchased by PHS and with premiums paid by PHS, in an amount equal to two times Employee's base salary, as it may be adjusted from time to time, up to $750,000 (subject to insurability requirements of the insurer).

3.   NO COMPETING BUSINESS
     ---------------------

     Notwithstanding any other term or provision herein contained, Employee shall not, during the term of this Agreement, compete, directly or indirectly, with PHS or any subsidiary of PHS without the prior written consent of PHS.

4.   TIME DEVOTED TO OTHER ACTIVITIES:  FEES
     ---------------------------------------

     (a) Except as the Board of Directors of PHS may otherwise designate and authorize, or as is provided in PHS's Personnel Policies Manual, Employee shall not render any service or engage in any activity not directly related to the business of PHS, its subsidiaries, or physicians and other health care providers with which is contracts for services.

     (b) It is understood and agreed that during the term of this Agreement, PHS may from time to time direct Employee to engage in certain specified activities, solely on behalf of PHS. All fees and other compensation payable with respect to such activities as may be so specified, designated, authorized or approved shall be the property of and payable to PHS. All fees and other compensation which may be payable with respect to activities or services which Employee engaged in with the approval of PHS and in accordance with PHS's Personnel Policies Manual, but which are not on behalf of PHS, shall be the property of Employee.

5.   TERM
     ----

     This Agreement shall be effective as of January 1, 1996 (hereinafter referred to as the "Commencement Date"), and shall continue in full force and effect until December 31, 2000, unless sooner terminated as hereinafter provided (hereinafter referred to as the "Termination Date"). This Agreement shall be automatically extended for another twelve (12) months, unless notification to terminate or renegotiate it is made by PHS or the Employee at any time prior to six (6) months prior to Termination Date. This Agreement shall supersede all previous agreements between the parties, whether written or oral, and all such Agreements are hereby rescinded.

6.   TERMINATION
     -----------

     (a) TERMINATION BY PHS FOR CAUSE
         ----------------------------
         PHS shall have the right to terminate Employee's employment hereunder prior to the expiration of the term hereof, without liability to it, but only for Cause as defined in Paragraph 6(e).

     (b) TERMINATION BY PHS WITHOUT CAUSE
         --------------------------------
         PHS shall have the right to terminate Employee's employment hereunder without cause at any time, with liability to it as provided pursuant to Paragraph 6(d).

     (c) TERMINATION BY EMPLOYEE
         -----------------------
         Employee may terminate his employment hereunder, without liability to him, by giving PHS notice thereof three (3) months in advance of the effective date of such termination or at an earlier date if mutually agreed upon by both PHS and Employee. Employee shall have no obligation to mitigate damages to PHS if he terminates employment pursuant to this Paragraph 6(c).

     (d) EFFECT OF TERMINATION
         ---------------------
         In the event PHS terminates this Agreement pursuant to Paragraph 6(b), PHS shall pay to Employee an amount equal to the sum of the payments due for the remainder of this Agreement or eighteen (18) months' of annual compensation, whichever is greater, at the rate in effect on the date of termination. In addition, the medical insurance benefits noted in Paragraph 2(c)(ii) will continue in effect for a period of twelve (12) months following the effective date of termination. The provisions of Paragraph 3 hereof shall continue in effect for a period of one year from the Termination Date, but only within the geographic area served by PHS or any subsidiary thereof. In the event employment is terminated as a result of the death of Employee, PHS shall pay all amounts accrued and unpaid to the date of termination to the estate of Employee (including credit for any vacation earned but not taken and the amount, if any, of any bonus for a past fiscal year which has not been awarded or paid to Employee).

     (e) CAUSE
         -----
         (i) Termination for Cause as defined herein may only occur after the expiration of a period of five business days following delivery of a written notice from PHS to Employee setting forth the determination of the Board of Directors made in good faith to terminate his employment and specifying in reasonable detail the facts and circumstances claimed to provide the basis for PHS's right of termination pursuant to Paragraph 6(a).

        (ii) So long as no "change of control" (as defined in the Conditional Employment Agreement between PHS and Employee dated March 13, 1995 (the "Conditional Employment Agreement") shall have occurred and be continuing, the term "Cause" as used herein shall mean: (a) fraud, dishonesty or theft involving PHS; (b) Employee's being convicted in a criminal proceeding (excluding motor vehicle misdemeanors);
             (c) habitual intoxication, or abuse of any substance that impairs Employee's performance of his duties hereunder; (d) illegal business conduct; (e) breach of this Agreement not corrected within the five business days notice period specified in Paragraph 6(e)(i); (f) failure of Employee for any reason, within 24 hours after receipt by his written notice thereof from PHS, to correct, cease or otherwise alter any insubordination, failure to comply with instructions, or other omission to act that materially adversely affects, or is likely to materially adversely effect, PHS's business or operations; (g) gross negligence or willful misconduct of Employee related to PHS's business.

         After any Change of Control of PHS has occurred (as defined in the Conditional Employment Agreement), "Cause" as used herein shall have the meaning specified in the Conditional Employment Agreement.

7.   ORAL NEGOTIATIONS SUPERSEDED:  AMENDMENT
     ----------------------------------------

     This Agreement sets forth the entire Agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matters hereof. This Agreement may not be amended or modified in any manner, including the provision against oral amendment or modification, except by an instrument in writing signed by the parties hereto.

8.   BINDING EFFECT
     --------------

     This Agreement shall inure to the benefit of and be binding upon PHS and its respective successors, permitted assigns, executors and administrators.

9.   PARAGRAPH HEADINGS
     ------------------

     Paragraph headings used herein are for convenience only and shall not affect construction of this Agreement.

10.  GOVERNING LAW
     -------------

     This Agreement shall be governed by and construed under the laws of the State of Connecticut.

11.  COUNTERPARTS
     ------------

     This Agreement may be executed in two or more counterparts which, taken together, shall constitute one document.

12.  SEVERABILITY
     ------------

     In the event that any provision hereof shall be declared invalid or unenforceable by any court, such invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

13.  ARBITRATION
     -----------

     Any controversy or claims arising out of or relating to this Agreement, or the breach thereof, shall be settled in Bridgeport, Connecticut pursuant to the rules of the American Arbitration Association; and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.


     IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals as of the day and year first above written.

                                 Physicians Health Services, Inc.



                                 By: __________________________

                                     __________________________



_____________________________
Robert L. Natt